UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2019 (March 31, 2019)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)                           (ZIP Code)

Registrant’s telephone number, including area code: 27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on February 28, 2019, Net 1 UEPS Technologies, Inc. (“Net1”) announced that, through its wholly owned subsidiary, Net1 Applied Technologies South Africa Proprietary Limited (“Net1 SA”), it entered into a transaction with JAA Holdings Proprietary Limited, a limited liability private company duly incorporated in the Republic of South Africa, and PK Gain Investment Holdings Proprietary Limited, a limited liability private company duly incorporated in the Republic of South Africa, in terms of which Net1 SA reduced its shareholding in DNI-4PL Contracts Proprietary Limited (“DNI”) from 55% to 38%. The transaction closed on March 31, 2019. The parties used a cashless settlement process on closing. Net1 SA used the proceeds from the sale of the DNI shares to settle its ZAR 400 million ($27.6 million, translated at exchange rates applicable as of March 31, 2019) obligation to DNI to subscribe for an additional share as part of the contingent consideration settlement process.

Item 8.01. Other Events.

On April 2, 2019, the Net1 board of directors determined that A.J. Dunn, DNI’s Chief Executive Officer, no longer performs a policy-making function by virtue of the diminution in the importance of his position within the Net1 group and is, therefore, no longer an executive officer.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro forma financial information

Unaudited Pro Forma Financial Statements for Net1 comprising:
Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2018	F-1
Unaudited Pro Forma Consolidated Statement of Operations for the year ended June 30, 2018	F-2
Unaudited Pro Forma Consolidated Statement of Operations for the six months ended December 31, 2018	F-3
Notes to the Unaudited Pro Forma Consolidated Financial Statements	F-4

NET 1 UEPS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Overview

     On July 27, 2017, Net 1 UEPS Technologies, Inc. (“Net1” and collectively with its consolidated subsidiaries, the “Company”) acquired a 45% voting and economic interest in DNI-4PL Contracts Proprietary Limited (“DNI”) and on March 9, 2018, it increased this interest to 49%. The Company obtained control of DNI on June 30, 2018 and held a 55% interest in DNI as of that date. From that date, the Company consolidated DNI in its financial statements and ceased accounting for DNI using the equity method.

     The following unaudited pro forma consolidated financial statements have been prepared to give effect to the Company reducing its shareholding in DNI from 55% to 38% as a result of the sale of a 17% equity stake in DNI (the “Disposal”). The Company has prepared these unaudited pro forma consolidated financial statements based on (a) its historical unaudited consolidated financial statements as of and for the six months ended December 31, 2018 (b) its historical audited consolidated financial statements as of and for the year ended June 30, 2018 and (c) financial information for DNI as of the same date and for the same period which has been derived as described below. The unaudited pro forma consolidated financial statements present the pro forma financial position and results of operations of the consolidated company based on the historical financial information and after giving effect to the Disposal and certain adjustments which the Company believes to be (a) directly attributable to the Disposal, (b) factually supportable, and (c) in the case of certain income adjustments, expected to have a continuing impact, as described in the notes to the unaudited pro forma consolidated financial statements.

     The Company has presented an unaudited pro forma consolidated balance sheet which removes the historical balance sheet of DNI and the Company’s purchase accounting entries related to the acquisition of DNI from the Company as of December 31, 2018 (but retains an equity-accounted investment in DNI as described below), as if the Disposal had occurred on that date. The Company has presented unaudited pro forma consolidated statement of operations of the Company and DNI for the six months ended December 31, 2018, and the year ended June 30, 2018, which removes the historical statements of operations of DNI, earnings under the equity method and the Company’s purchasing accounting adjustments, from the Company for the periods presented and includes earnings under the equity method related to the Company’s retained investment in DNI, as if the Disposal had occurred on July 1, 2017.

     The financial information of DNI was prepared in accordance with US GAAP, is unaudited, and is denominated in South African Rand (“ZAR”). An exchange rate of $1/ZAR 14.3960 has been used to translate DNI’s historical balance sheet as of December 31, 2018, from ZAR to U.S. dollars, based on the closing exchange rate as of December 31, 2018, as reported by an independent external source (www.oanda.com) (“Oanda”). Exchange rates of $1/ZAR 14.3376 and $1/ZAR 12.6951 have been used to translate DNI’s results of operations for the six months ended December 31, 2018, and the year ended June 30, 2018, respectively, from ZAR to U.S. dollars, based on the average daily exchange rates for those periods, as reported by Oanda.

     The Company now owns 38% of the voting and economic rights of DNI following the Disposal. The Company will account for its 38% investment in DNI following the Disposal using the equity method. The remaining 38% investment in DNI has been recorded at fair value as of the Disposal date which was determined using the implied fair value of DNI pursuant to the Disposal.

     No account has been taken within these unaudited pro forma consolidated financial statements of any future changes in accounting policies which may or may not occur as a result of the Disposal.

     The pro forma adjustments are based on information that is currently available and contain certain preliminary estimates and assumptions and thus the actual effects of the Disposal may differ from the effects reflected herein. These unaudited pro forma consolidated financial statements are not intended to be indicative of the consolidated results of operations or financial position of the consolidated company that would have been reported had the Disposal been completed as of the dates presented, and are not representative of future consolidated results of operations or financial condition of the consolidated company.

     You should read these unaudited pro forma consolidated financial statements in conjunction with the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K/A filed on December 6, 2018, and its unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed on February 7, 2019.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2018, in $ ‘000

	Net1	Pro forma adjustments	Notes	Pro forma
ASSETS
Current assets
Cash and cash equivalents	69,910	(3,785)	2 (a)	66,125
Restricted cash	63,131	-		63,131
		(23,941)	2 (a)
		27,786	2 (b)
Accounts receivable, net	105,007	(27,786)	2 (b)	81,066
Finance loans receivable, net	25,122	(5,577)	2 (a)	19,545
Inventory	10,272	(1,324)	2 (a)	8,948
Total current assets before settlement assets	273,442	(34,627)		238,815
Settlement assets	65,765	-		65,765
Total current assets	339,207	(34,627)		304,580
Property, plant and equipment, net	23,739	(1,149)	2 (a)	22,590
		(172)	2 (a)
Equity-accounted investments	93,561	62,108	2 (d)	155,497
Goodwill	267,964	(108,844)	2 (a)	159,120
Intangible assets, net	115,250	(95,333)	2 (a)	19,917
Deferred income taxes	20,826	(16,603)	2 (a)	4,223
Other long-term assets, including reinsurance assets	219,577	(13,023)	2 (a)	206,554
TOTAL ASSETS	1,080,124	(207,643)		872,481

LIABILITIES
Current liabilities
Short-term credit facilities for ATM funding	63,131	-		63,131
Accounts payable	20,939	(9,319)	2 (a)	11,620
		(11,205)	2 (a)
		996	2 (f)
		(27,786)	2 (b)
Other payables	73,464	70	2 (h)	35,539
Current portion of long-term borrowings	24,660	-		24,660
Income taxes payable	6,770	(529)	2 (a)	6,241
Total current liabilities before settlement obligations	188,964	(47,773)		141,191
Settlement obligations	65,765	-		65,765
Total current liabilities	254,729	(47,773)		206,956
Deferred income taxes	52,376	(42,608)	2 (a)	9,768
Long-term debt	10,395	(8,683)	2 (a)	1,712
Other long-term liabilities, including insurance policy liabilities	2,515	-		2,515
TOTAL LIABILITIES	320,015	(99,064)		220,951
Redeemable common stock	107,672	-		107,672
EQUITY
Common stock	80	-		80
Additional paid-in-capital	277,463	-		277,463
Treasury shares	(286,951)	-		(286,951)
Accumulated other comprehensive (loss) income	(198,272)	1,609	2 (c)	(196,663)
		(18,302)	2 (c)
		(996)	2 (f)
Retained earnings	768,485	(70)	2 (h)	749,117
TOTAL NET1 EQUITY	560,805	(17,759)		543,046
Non-controlling interest	91,632	(90,820)	2 (a)	812
TOTAL EQUITY	652,437	(108,579)		543,858
TOTAL LIABILITIES, REDEEMABLE COMMON
STOCK AND SHAREHOLDERS’ EQUITY	1,080,124	(207,643)		872,481

See accompanying notes to unaudited pro forma consolidated financial statements.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the six months ended December 31, 2018
(in $ ‘000, except per share data or unless otherwise indicated)

	Net1	Pro forma adjustments	Notes	Pro forma
Revenue	223,034	(38,111)	2 (a)	184,923
Expenses
Cost of goods sold, IT processing, servicing and support	123,501	(19,940)	2 (a)	103,561
Selling, general and administration	112,874	(2,322)	2 (a)	110,552
Depreciation and amortization	20,647	(5,541)	2 (a)	15,106
Impairment losses	8,191	-		8,191
Operating loss	(42,179)	(10,308)		(52,487)
Change in fair value of equity securities	(15,836)	-		(15,836)
Interest income, net of impairment	1,545	(493)	2 (a)	1,052
		(414)	2 (a)
Interest expense	5,537	(839)	2 (f)	4,284
Loss before income tax expense	(62,007)	(9,548)		(71,555)
		(2,947)	2 (a)
Income tax (benefit) expense	4,192	906	2 (a)	2,151
Net loss before earnings (loss) from equity-accounted
investments	(66,199)	(7,507)		(73,706)
		47	2 (a)
		4,043	2 (a)
Earnings (Loss) from equity-accounted investments	126	(1,331)	2 (e)	2,885
Net loss	(66,073)	(4,748)		(70,821)
Less (Add) net income (loss) attributable to non-controlling
interest	3,067	(3,909)	2 (a)	(842)
Net loss attributable to Net1	(69,140)	(839)		(69,979)
Loss per share:
Basic loss	(1.22)			(1.23)
Diluted loss	(1.22)			(1.23)
Weighted-average number of outstanding shares of common stock used to calculate basic loss per share	55,962			55,962
Weighted-average number of outstanding shares of common stock used to calculate diluted loss per share	55,998			55,998

See accompanying notes to unaudited pro forma consolidated financial statements.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended June 30, 2018
(in $ ‘000, except per share data or unless otherwise indicated)

	Net1	Pro forma adjustments	Notes	Pro forma
Revenue	612,889	-		612,889
Expenses
Cost of goods sold, IT processing, servicing and support	304,536	-		304,536
Selling, general and administration	193,003	(4,614)	2 (i)	188,389
Depreciation and amortization	35,484	-		35,484
Impairment losses	20,917	-		20,917
Operating income	58,949	4,614		63,563
Change in fair value of equity securities	32,473	-		32,473
Interest income	17,885	-		17,885
Interest expense	8,941	-		8,941
Income before income tax expense	100,366	4,614		104,980
Income tax expense	48,627	1,774	2 (a)	50,401
Net income before earnings (loss) from equity-accounted
investments	51,739	2,840		54,579
		7,918	2 (a)
		(3,005)	2 (e)
		(9,510)	2 (g)
Earnings (Loss) from equity-accounted investments	11,730	2,505	2 (g)	9,638
Net income	63,469	748		64,217
Add net (loss) attributable to non-controlling interest	(880)	-		(880)
Net income attributable to Net1	64,349	748		65,097
Earnings per share:
Basic earnings	1.13			1.14
Diluted earnings	1.13			1.14
Weighted-average number of outstanding shares of common stock used to calculate basic earnings per share	55,860			55,860
Weighted-average number of outstanding shares of common stock used to calculate diluted earnings per share	55,911			55,911

See accompanying notes to unaudited pro forma consolidated financial statements.

NET 1 UEPS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of presentation

     The accompanying unaudited pro forma consolidated financial statements present the pro forma financial position and results of operations of the consolidated company based on the historical financial information and after giving effect to the Disposal and certain adjustments which we believe to be (a) directly attributable to the Disposal, (b) factually supportable, and (c) in the case of certain income adjustments, expected to have a continuing impact, which are described in these notes. Please refer to “Overview” for further discussion of the basis of presentation of these unaudited pro forma consolidated financial statements.

2. Pro forma adjustments

     The following are descriptions of each of the pro forma adjustments included in the unaudited pro forma consolidated financial statements:

(a) Deconsolidation of DNI

Consolidated balance sheet as of December 31, 2018

The table below presents DNI’s unaudited consolidated balance sheet as of December 31, 2018, including the Company’s at acquisition purchase accounting adjustments, including recognition of the non-controlling interest, goodwill, intangible assets and related tax effects, in ZAR and $ that has been deconsolidated from the Company’s unaudited pro forma consolidated balance sheet as a result of the Disposal:

	DNI
	December 31, 2018
	ZAR ‘000	$ ‘000
ASSETS
Current assets
Cash and cash equivalents	54,487	3,785
Accounts receivable, net	344,662	23,941
Finance loans receivable, net	80,279	5,577
Inventory	19,056	1,324
Total current assets	498,484	34,627
Property, plant and equipment, net	16,540	1,149
Equity-accounted investments	2,469	172
Goodwill	1,566,921	108,844
Intangible assets, net	1,372,417	95,333
Deferred income taxes	239,014	16,603
Other long-term assets, including reinsurance assets	187,490	13,023
TOTAL ASSETS	3,883,335	269,751

LIABILITIES
Current liabilities
Accounts payable	134,157	9,319
Other payables	161,309	11,205
Income taxes payable	7,612	529
Total current liabilities	303,078	21,053
Deferred income taxes	613,395	42,608
Long-term debt	125,000	8,683
TOTAL LIABILITIES	1,041,473	72,344
EQUITY
At acquisition – Net1 equity	1,533,969	111,761
Accumulated other comprehensive loss since acquisition	-	(5,206)
Accumulated loss, net of dividends paid by DNI, since acquisition	452	32
TOTAL NET1 EQUITY	1,534,421	106,587
Non-controlling interest	1,307,441	90,820
TOTAL EQUITY	2,841,862	197,407
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	3,883,335	269,751

Consolidated statement of operations for the six months ended December 31, 2018

The table below presents DNI’s consolidated statement of operations for the six months ended December 31, 2018, including the Company’s amortization of acquired intangible assets and related tax effects, and the amounts allocated to the non-controlling interest, in ZAR and $ that has been deconsolidated from the Company’s unaudited pro forma consolidated statement of operations as a result of the Disposal:

	DNI
	Six months ended
	December 31, 2018
	ZAR ‘000	$ ‘000

Revenue	546,431	38,111
Expenses
Cost of goods sold, IT processing, servicing and support	285,901	19,940
Selling, general and administration	33,296	2,322
Depreciation and amortization	79,441	5,541

Operating income	147,793	10,308
Interest income	7,069	493

Interest expense	5,931	414

Income before income tax expense	148,931	10,387

Income tax expense	42,248	2,947

Net income before loss from equity-accounted investments	106,683	7,440
Loss from equity-accounted investments	(678)	(47)

Net income	106,005	7,393
Less net income attributable to non-controlling interest	56,053	3,909
Arising from consolidation of subsidiaries by DNI	7,100	495
Arising from consolidation of DNI by Net1	48,953	3,414

Net income attributable to DNI	49,952	3,484

Calculation of Earnings from equity accounted investments attributed to 38% of DNI
Net income generated		7,393
Less: net income attributed to DNI non-controlling interest		(495)
Add: back acquired intangible amortization, net		3,741
Net income of DNI used to calculate attribution to Net1		10,639
Net income attributed to the Company’s retained 38% interest in DNI		4,043
Deferred tax effect on 38% of DNI equity earnings(1)		906

(1) represents an increase in the basis difference between the financial reporting carrying value of DNI and its tax value.

Consolidated statement of operations for the year ended June 30, 2018

DNI’s audited consolidated statement of operations for the year ended June 30, 2018, reflects net income attributable to DNI shareholders of ZAR 264.5 million ($20.8 million, translated at average rate of exchange for the year ended June 30, 2018). DNI was not consolidated into the Company’s consolidated statement of operations for the year ended June 30, 2018, because the Company only acquired control of DNI as of June 30, 2018. Therefore, a pro forma adjustment has not been made to deconsolidate DNI’s operations from the Company’s unaudited pro forma statement of operations for the year ended June 30, 2018. The Company has included 38% of the $20.8 million net income attributable to DNI shareholders, or $7.918 million, in earnings from equity accounted investments in the unaudited pro forma statement of operations for the year ended June 30, 2018. The Company recorded a deferred tax adjustment of $1.774 million related to an increase in the basis difference between the financial reporting carrying value of DNI and its tax value.

(b) Consideration received on Disposal

The fair value of the consideration received on Disposal was ZAR 400.0 million ($27.8 million, translated at exchange rates applicable as of December 31, 2018). The purchasers acquired the DNI shares on loan account and the Company ceded the loan account to settle the ZAR 400.0 million subscription price due related to the contingent consideration mechanism.

(c) Loss recognized on Disposal

The table below presents the calculation of the loss recognized on Disposal:

		Before
		FCTR	FCTR(1)	Total
	ZAR ‘000		$ ‘000
Fair value of consideration received	400,000	27,786	-	27,786
Fair value of retained interest in 38% of DNI(2)	894,118	62,108	-	62,108
Carrying value of non-controlling interest	1,307,441	90,820	-	90,820
Subtotal	2,601,559	180,714	-	180,714
Less: carrying value of DNI	2,841,862	197,407	5,206	202,613
Less: retained in Company	-	-	(3,597)	(3,597)
Loss recognized on Disposal, before tax, comprising	(240,303)	(16,693)	(1,609)	(18,302)
Related to sale of 17% of DNI	(74,276)	(5,160)	(1,609)	(6,769)
Related to fair value adjustment of retained interest in 38% of DNI	(166,027)	(11,533)	-	(11,533)
Taxes related to gain recognized on Disposal(3)	-	-	-	-
Loss recognized on Disposal, after tax	(240,303)	(16,693)	(1,609)	(18,302)

(1)

The Company recorded a foreign currency translation reserve loss of $5.206 million related to its investment in DNI which was included within accumulated other comprehensive loss in its consolidated balance sheet. The Company released $1. 609 million from its accumulated other comprehensive loss related to the Disposal and included this loss in the determination of the loss on Disposal. The balance of $3. 597 million is retained in accumulated other comprehensive loss.

(2)

The fair value of the retained interest in 38% of DNI has been calculated using the implied fair value of DNI pursuant to the Disposal and has been calculated as ZAR 400.0 million divided by 17% multiplied by 38%, translated to dollars at the December 31, 2018, rate of exchange.

(3)

The Disposal result in a capital loss for tax purposes of approximately $0.6 million. The Company has provided a valuation allowance of $0. 6 million against this capital loss because it does not have any capital gains to offset against this amount.

(d) Components of retained interest in 38% of DNI using the equity method

The equity-accounted investment in 38% of DNI comprises the following components:

$ ‘000
Net carrying value (assets less liabilities)	7,224
Acquired intangibles, net of deferred tax (refer to Note e)	24,470
Goodwill, including re-measurements	30,414
Equity-accounted investment – 38% of DNI	62,108

(e) Acquired intangible assets and amortization expense included in equity-accounted investments and earnings from equity-accounted investments

The Company previously recognized acquired intangible assets related to its acquisition of a controlling stake in DNI on June 30, 2018. The Company retained a 38% interest in these acquired intangible assets as a result of the Disposal and this portion of these acquired intangible assets, net of deferred tax liabilities, is included in the Company’s equity-accounted investments included on the unaudited pro forma balance sheet as of December 31, 2018. These acquired intangible assets are amortized and an amount, net of deferred taxes, is included in earnings from equity-accounted investments in the Company’s condensed consolidated statement of operations.

The December 31, 2018, carrying value of these acquired intangible assets, net of deferred tax liabilities, their expected remaining useful lives, and the amortization, net, included in equity accounted earnings are presented in the table below.

	December 31, 2018			Amortization expense, net of
	Carrying value of 38% of			deferred tax(1)
	intangible assets			($ ‘000)
				Six months
			Estimated	ended	Year ended
			useful life	December 31,	June 30,
	(ZAR ‘ 000)	($ ‘000)	(in years)	2018	2018
Finite lived intangibles assets
Customer relationships	466,252	32,388	4.5–14.5	1,670	3,771
Software and unpatented technology	2,813	195	4.5	22	49
Trademarks	20,203	1,403	4.5	157	354
Deferred tax	(136,995)	(9,516)		(518)	(1,169)
	352,273	24,470		1,331	3,005

(1)

Amortization expense, net has been calculated using the respective average exchange rate for the six months ended December 31, 2018, and the year ended June 30, 2018, as appropriate. The amortization expense, net has been offset against earnings from equity-accounted investments in the consolidated statement of operations for the six months ended December 31, 2018, and the year ended June 30, 2018, as appropriate.

(f) Adjustments in respect of the Company’s DNI contingent liability

Under the terms of its subscription agreements with DNI, the Company agreed to pay to DNI an additional amount of up to ZAR 400.0 million ($27.8 million, translated at exchange rates applicable as of December 31, 2018), in cash, subject to the achievement of certain performance targets by DNI. The Company expected to pay the contingent consideration during the first quarter of the year ended June 30, 2020, and recorded an amount of ZAR 385.6 million ($26.8 million), in other payables in its consolidated balance sheet as of December 31, 2018, which amount represents the present value of the ZAR 400 million to be paid. The present value of ZAR 385.6 million has been calculated using the following assumptions (a) the maximum additional amount of ZAR 400 million would be paid on August 1, 2019 and (b) an interest rate of 6.3% (the rate used to calculate interest earned by the Company on its surplus South African funds) has been used to discount the ZAR 400.0 million to its present value as of December 31, 2018. Utilization of different inputs, or changes to these inputs, may result in significantly higher or lower fair value measurement.

Additional interest of ZAR 14.4 million ($0.996 million translated at exchange rates applicable as of December 31, 2018) has been recognized in the unaudited pro forma consolidated balance sheet to accrete the present value amount of R385.6 million to the ZAR 400 million settled.

The Company has reversed interest accreted and included in interest expense in the unaudited pro forma consolidated statement of operations for the six months ended December 31, 2018, of ZAR 12.0 million ($0.839 million), in respect of the contingent liability.

(g) Elimination of recorded earnings from equity accounted investments attributed to interest in DNI for the year ended June 30, 2018

The Company accounted for its interest in DNI using the equity method from August 1, 2017, until June 30, 2018, the date upon which it acquired control of DNI. The Company recognized earnings from DNI of $7.0 million in earnings from equity-accounted investments during the year ended June 30, 2018, which comprised the Company’s share of DNI’s net income of $9.510 million, net of amortization of intangible assets, net of $2.505 million ($3.480 million amortization less net of deferred tax of $0.975 million). These earnings have been eliminated in the unaudited pro forma statement of operations for the year ended June 30, 2018.

(h) Transaction costs – incurred subsequent to December 31, 2018

Represents the Company’s estimate of the expected disposal costs of ZAR 1.0 million ($0.07 million) owing to external professional advisors for services provided which are not reflected in the Company’s December 31, 2018 consolidated balance sheet. These costs have been accrued as a current liability. The Company does not expect to deduct these expenses for tax purposes. Because the Company is required to expense these costs as they are incurred, it has charged them to retained earnings as of December 31, 2018. No adjustment has been made to the unaudited pro forma consolidated statement of operations for these costs as they are non-recurring.

(i) Reversal of loss on re-measurement of previously held non-controlling interest during the year ended June 30, 2018

At the time the Company obtained control of DNI in June 2018, it recognized a non-cash loss of $4.614 million related to the re-measurement of its previously held non-controlling interest in DNI, at 49%, upon acquisition in June 2018. The remeasurement loss was included in selling, general and administration expenses in the consolidated statement of operations for the year ended June 30, 2018, and has been reversed in the unaudited pro forma consolidated statement of operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: April 4, 2019	By: /s/ Herman G. Kotzé
Name: Herman G. Kotzé
Title: Chief Executive Officer